EXHIBIT (n.)

Rule 18f-3 Plan:

Amendment No. 1 to Multiple Class Plan

AMENDMENT NUMBER 1 TO

MULTIPLE CLASS PLAN

This Amendment Number 1 to Multiple Class Plan (“amendment number 1”) is effective as of the 31st day of March 2022.

Background

Sit Mutual Funds II, Inc., (the “Company”) adopted a Multiple Class Plan dated as of May 1, 2021, (the “Plan”), pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), so as to allow each Fund listed on Exhibit A to the Plan to issue more than one Class of shares in reliance on Rule 18f-3 and to make payments as contemplated therein.

Amendment

The Company hereby amends the Plan as follows:

1.	Modifications to the Plan. Exhibit A to the Plan is hereby deleted in its entirety and replaced with the following Amended Exhibit A.

2.	Remainder of Plan. Except as specifically modified by this amendment number 1, all terms and conditions of the Plan shall remain in full force and effect.

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SIT MUTUAL FUNDS II, INC.

MULTIPLE CLASS PLAN

May 1, 2021

AMENDED EXHIBIT A

Amendment Effective March 31, 2022

Fund Name / Class	Minimum Investment Regular Account	Minimum Investment IRA Account
Series with one share class:
Sit Minnesota Tax-Free Income Fund (series B) – Class S	$5,000	$2,000

Series with multiple share classes:
Sit Tax-Free Income Fund (Series A)
Class S	$5,000	$2,000
Class Y	$1,000,000	$1,000,000
Sit Quality Income Fund (Series E)
Class S	$5,000	$2,000
Class Y	$1,000,000	$1,000,000

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